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EXHIBIT 4.7.1(qq)

Upon recording, return to:
Ms. Shawne M. Keenan
Sutherland Asbill & Brennan LLP
999 Peachtree Street, N.E.
Atlanta, Georgia 30309-3996

PURSUANT TO §44-14-35.1 OF OFFICIAL CODE OF GEORGIA ANNOTATED, THIS INSTRUMENT EMBRACES,
COVERS AND CONVEYS SECURITY TITLE TO AFTER-ACQUIRED PROPERTY OF THE GRANTOR

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION),
GRANTOR,
to
U.S. BANK NATIONAL ASSOCIATION,
TRUSTEE

FORTY-SECOND SUPPLEMENTAL
INDENTURE

Providing for the
Amendment of Section 1.1 of the Original Indenture

Dated as of February 5, 2008

NOTE TO THE CLERK OF SUPERIOR COURT AND TAX COMMISSIONER: THIS INSTRUMENT IS A MODIFICATION OF THE ORIGINAL INDENTURE (AS IT HAS BEEN HERETOFORE SUPPLEMENTED, THE "EXISTING INDENTURE"). THIS INSTRUMENT DOES NOT INCREASE THE PRINCIPAL BALANCE OF ANY OBLIGATION UNDER THE EXISTING INDENTURE, NOR DOES IT EXTEND THE MATURITY DATE OF ANY OBLIGATION UNDER THE EXISTING INDENTURE. PURSUANT TO O.C.G.A. § 48-6-65(a), NO ADDITIONAL INTANGIBLE RECORDING TAX IS DUE UPON THE RECORDING OF THIS INSTRUMENT. ALL INTANGIBLE RECORDING TAXES DUE IN CONNECTION WITH ALL OBLIGATIONS SECURED BY THE EXISTING INDENTURE HAVE BEEN PAID.

        THIS FORTY-SECOND SUPPLEMENTAL INDENTURE, dated as of February 5, 2008, is between OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), formerly known as Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation), an electric membership corporation organized and existing under the laws of the State of Georgia, as Grantor (hereinafter called the "Company"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as successor to SunTrust Bank, formerly SunTrust Bank, Atlanta, as Trustee (in such capacity, the "Trustee").

        WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 1, 1997 (hereinafter called the "Original Indenture"), for the purpose of securing its Existing Obligations and providing for the authentication and delivery of Additional Obligations by the Trustee from time to time under the Original Indenture (capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Original Indenture);

        WHEREAS, the Original Indenture has heretofore been amended and supplemented by forty-one Supplemental Indentures (the Original Indenture, as heretofore, hereby and hereafter supplemented and modified, hereinafter sometimes called the "Indenture"), and the Original Indenture and the forty-one Supplemental Indentures have been recorded as set forth on Schedule 1 attached hereto;

        WHEREAS, the Company desires to amend Section 1.1 of the Indenture to adopt an updated definition of Title Evidence included in first mortgage bond indentures adopted by electric generation and transmission cooperatives since the year 2000, for the purpose of allowing the Company to benefit from cost and time efficiencies afforded by the updated Title Evidence definition;

        WHEREAS, the Company desires to execute and deliver this Forty-Second Supplemental Indenture, in accordance with the provisions of the Original Indenture, for the purpose of so amending Section 1.1 of the Original Indenture;

        WHEREAS, Section 12.1 K of the Original Indenture provides that, without the consent of the Holders of any of the Obligations at the time Outstanding, the Company, when authorized by a Board Resolution, and the Trustee, may enter into Supplemental Indentures, subject to the conditions set forth in Section 12.1 K, to make any change in the Indenture that, in the reasonable judgment of the Trustee, will not materially and adversely affect the rights of Holders;

        WHEREAS, the Trustee has determined that the amendment to Section 1.1 of the Original Indenture provided for herein will not materially and adversely affect the rights of Holders; and

        WHEREAS, the execution and delivery of this Forty-Second Supplemental Indenture has been in all respects duly authorized by the Company;

        NOW, THEREFORE, THIS FORTY-SECOND SUPPLEMENTAL INDENTURE WITNESSETH, that, to amend Section 1.1 of the Original Indenture pursuant to Section 12.1 K of the Original Indenture, the Company does hereby covenant and agree to and with the Trustee as follows:

ARTICLE I

AMENDMENT OF ORIGINAL INDENTURE

        Section 1.1    Amendment of Section 1.1 of the Original Indenture.    Section 1.1 of the Original Indenture is hereby amended to replace the current definition of "Title Evidence" in its entirety, such that the definition of "Title Evidence" in Section 1.1, as amended, will read in its entirety as follows:

        "Title Evidence" means, with respect to any real property:

            A.    an Opinion of Counsel or attorney's certificate of title to the effect that the Company or the owner-lessor of the property in the case of real property described in paragraph C of the definition of "Property Additions" has title, whether fairly deducible of record or based upon prescriptive rights, as in the opinion of Counsel is satisfactory for the use thereof in connection with the operations of the Company, and Counsel in giving such

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    opinion may disregard any irregularity or deficiency in the record evidence of title which, in the opinion of such Counsel, can be cured by proceedings within the power of the Company or does not substantially impair the usefulness of such property for the purpose of the Company and may base such opinion upon his own investigation or upon affidavits, certificates, abstracts of title, statements or investigations made by Persons in whom such Counsel has confidence or upon examination of a certificate or guaranty of title or policy of title insurance in which he has confidence, and, without limiting the foregoing, Counsel may rely solely upon an Officers' Certificate as to matters regarding the use or usefulness of such property for the purpose of, or in the operations of, the Company; or

            B.    a mortgagee's policy of title insurance (or a commitment to issue a mortgagee's policy of title insurance containing only standard conditions to issuance or such other conditions to issuance as are satisfactory to the Trustee) in the amount of the Cost to the Company of the land on the date of acquisition and included in Property Additions, issued in favor of the Trustee by an entity authorized to insure title in the state in which the real property is located, showing the Company as the owner of the subject property and insuring the lien of this Indenture;

  and with respect to any personal property or any other property that may constitute fixtures or real property solely as a consequence of being affixed to or erected on either (i) real property that was owned by the Company prior to the Cut-Off Date or (ii) real property that was acquired by the Company after the Cut-Off Date and as to which the Company has previously provided Title Evidence to the Trustee as described in either paragraph A or B above, an Officers' Certificate stating that the Company owns such personal property, fixtures or real property and that the Company continues to have title satisfactory for the use thereof in connection with the operations of the Company to the real property referred to in clause (i) or (ii) above, as the case may be; and, with respect to any property described in paragraph C of the definition of "Property Additions," an Officers' Certificate stating that the Company has a valid leasehold interest in, and is possessed of, such property.

ARTICLE II

MISCELLANEOUS

        Section 2.1    Supplemental Indenture.    This Forty-Second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Original Indenture, as heretofore supplemented and as hereby supplemented and amended, is hereby confirmed. All references herein to Sections, definitions or other provisions of the Original Indenture shall be to such Sections, definitions and other provisions as they may be amended or modified from time to time pursuant to the Indenture. All capitalized terms used in this Forty-Second Supplemental Indenture shall have the same meanings ascribed to them in the Original Indenture, except in cases where the context clearly indicates otherwise.

        Section 2.2    Recitals.    All recitals in this Forty-Second Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

        Section 2.3    Counterparts.    This Forty-Second Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

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        IN WITNESS WHEREOF, the parties hereto have caused this Forty-Second Supplemental Indenture to be duly executed under seal as of the day and year first written above.

Company:	OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), an electric membership corporation organized under the laws of the State of Georgia
	By:	/s/ Thomas A. Smith Thomas A. Smith President and Chief Executive Officer
Signed, sealed and delivered by the Company in the presence of:	Attest:	/s/ Patricia N. Nash Patricia N. Nash Secretary
/s/ Anne F. Appleby Witness		[CORPORATE SEAL]
/s/ Jo Ann Smith Notary Public
(Notarial Seal)
My commission expires: 8/11/09

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Trustee:	U.S. BANK NATIONAL ASSOCIATION, a national banking association
	By:	/s/ Jack Ellerin Authorized Agent
Signed and delivered by the Trustee in the presence of:
/s/ Muriel Shaw Witness
/s/ Lynda W. Spann Notary Public
(Notarial Seal)
My commission expires: 5/9/08

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Schedule 1

RECORDING INFORMATION
FOR
                                    COUNTY, GEORGIA

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING
Indenture
First Supplemental Indenture
Second Supplemental Indenture
Third Supplemental Indenture
Fourth Supplemental Indenture
Fifth Supplemental Indenture
Sixth Supplemental Indenture
Seventh Supplemental Indenture
Eighth Supplemental Indenture
Ninth Supplemental Indenture
Tenth Supplemental Indenture
Eleventh Supplemental Indenture
Twelfth Supplemental Indenture
Thirteenth Supplemental Indenture
Fourteenth Supplemental Indenture
Fifteenth Supplemental Indenture
Sixteenth Supplemental Indenture
Seventeenth Supplemental Indenture
Eighteenth Supplemental Indenture
Nineteenth Supplemental Indenture
Twentieth Supplemental Indenture
Twenty-First Supplemental Indenture
Twenty-Second Supplemental Indenture
Twenty-Third Supplemental Indenture
Twenty-Fourth Supplemental Indenture
Twenty-Fifth Supplemental Indenture
Twenty-Sixth Supplemental Indenture
Twenty-Seventh Supplemental Indenture
Twenty-Eighth Supplemental Indenture
Twenty-Ninth Supplemental Indenture
Thirtieth Supplemental Indenture

Thirty-First Supplemental Indenture
Thirty-Second Supplemental Indenture
Thirty-Third Supplemental Indenture
Thirty-Fourth Supplemental Indenture
Thirty-Fifth Supplemental Indenture
Thirty-Sixth Supplemental Indenture
Thirty-Seventh Supplemental Indenture
Thirty-Eighth Supplemental Indenture
Thirty-Ninth Supplemental Indenture
Fortieth Supplemental Indenture
Forty-First Supplemental Indenture

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  EXHIBIT 4.7.1(qq)
ARTICLE I AMENDMENT OF ORIGINAL INDENTURE
ARTICLE II MISCELLANEOUS